1
Exhibit
23.1
Consent of Independent
Registered
Public Accounting
Firm
We hereby
consent to
the incorporation
by reference in
the Registration
Statement
(Form S-8
No. 333
-180470) of Cal-
Maine
Foods,
Inc.
pertaining
to the
Cal-Maine
Foods,
Inc. KSOP
and
the Registration
Statement
(Form S-8
No. 333
-252069)
pertaining
to the Amended
and
Restated
Cal-Maine
Foods, Inc.
2012
Omnibus
Long-Term Incentive
Plan,
of our
reports
dated
July 22,
2026
,
relating
to the
consolidated
financial
statements
and financial
statement
schedules, and
the effectiveness
of Cal-
Maine Foods, Inc.
and Subsidiaries’ internal
control over financial
reporting, which
appear in the Annual Report
to Stockholders,
which is incorporated
by reference in
this Annual
Report
on Form 10-K.
/s/ Frost, PLLC
Little
Rock, Arkansas
July 22,
2026